Exhibit 99.1

For Immediate Release

Eastern Bankshares, Inc. Announces Completion Of Mutual To Stock Conversion And Stock Offering

Boston, MA, October 14, 2020 – Eastern Bankshares, Inc. (the “Company”) (Nasdaq Global Select Market: EBC), a Massachusetts corporation and the holding company for Eastern Bank, announced that today it has completed the mutual-to-stock conversion of Eastern Bank Corporation and the offering of common stock of the Company. The results of the stock offering were previously reported in a press release dated October 9, 2020.

The Company sold 179,287,828 shares of common stock at $10.00 per share in the offering for gross offering proceeds of approximately $1,792,878,000, including the sale of 14,940,652 shares of common stock to the Eastern Bank employee stock ownership plan. (Following the completion of the offering, the Company donated 7,470,326 shares of common stock to the Eastern Bank Charitable Foundation.)

The Company’s stock is expected to trade on the Nasdaq Global Select Market under the trading symbol “EBC” beginning on October 15, 2020.

Persons wishing to confirm their orders may do so online at https://allocations.kbw.com. You may also contact the Stock Information Center at 1-800-945-8598. The Stock Information Center will be open from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, through Thursday, October 22, 2020.

All shares of common stock sold in the offering will be issued in book entry form. Stock certificates will not be issued. On October 15, 2020, Direct Registration System statements for shares purchased in the stock offering, and interest checks for persons who paid for their orders by check, are expected to be mailed by the Company’s transfer agent, Continental Stock Transfer & Trust Company, to the persons entitled thereto at the registration address noted by them on their stock order form.

Keefe, Bruyette & Woods, Inc., a Stifel Company, acted as selling agent in the offering. J.P. Morgan Securities LLC served as Eastern’s capital markets advisor. Nutter, McClennen & Fish, LLP served as Eastern’s legal counsel in the conversion and offering, and Simpson Thacher & Bartlett LLP advised Keefe, Bruyette & Woods, Inc. and J.P. Morgan Securities LLC.

About Eastern Bankshares, Inc. and Eastern Bank

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of June 30, 2020, Eastern Bank had approximately $14.0 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group subsidiary. Eastern takes pride in its outspoken advocacy and community support that has exceeded $140 million in charitable giving since 1999. An inclusive company, Eastern employs 1,800+ deeply committed professionals who value relationships with their customers, colleagues, and communities.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include adverse developments in our market relating to the Covid-19 pandemic, including the severity and duration of the associated economic slowdown, adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of our allowance for loan losses, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and Eastern Bank are engaged.

The shares of common stock of Eastern Bankshares, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Investor contact:

Jill Belliveau

Eastern Bankshares, Inc.

InvestorRelations@easternbank.com

781-598-7920

Media contacts:

Andrea Goodman

Eastern Bank

a.goodman@easternbank.com

781-598-7847

Paul Alexander

Eastern Bank

p.alexander@easternbank.com

781-596-4490

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